Exhibit 99.1

777 Old Saw Mill River Road Tarrytown, New York 10591 (914) 789-2800 www.progenics.com

Contact:	Kathleen Fredriksen Corporate Development (914) 789-2871 kfredriksen@progenics.com

Progenics Pharmaceuticals to Present at Jefferies Healthcare Conference
TARRYTOWN, N.Y., May 31, 2013 — Progenics Pharmaceuticals, Inc. (Nasdaq:PGNX) chief executive officer Mark R. Baker will make a presentation on Wednesday, June 5th at 3:00 PM EDT at the Jefferies Global Healthcare Conference in New York City. The company overview will be webcast live via a link on the Events page of Progenics' website and archived there for 30 days.

About Progenics
Progenics Pharmaceuticals, Inc. develops innovative medicines for oncology, and has a pipeline that includes product candidates in preclinical through late-stage development. Progenics' first commercial product, Relistor® (methylnaltrexone bromide) for opioid-induced constipation, is marketed and in further development by Salix Pharmaceuticals, Ltd. for markets worldwide other than Japan, where Ono Pharmaceutical Co., Ltd. is developing the subcutaneous formulation. For additional information, please visit www.progenics.com.

Additional information concerning Progenics and its business may be available in press releases or other announcements and public filings made after this announcement.

(PGNX-G)